Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200		Jim Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP and Treasurer
(800) 730-8388		Phone:	(303) 290-8700
(303) 290-8700		E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax		Website:	www.markwest.com

MarkWest HYdrocarbon Announces the hiring of Richard Ostberg as its vice president of compliance and the ENgagment of Ehrhardt, keefe, steiner &
hottman, Pc to provide Internal Audit services to MarkWest

DENVER—August 25, 2005—MarkWest Hydrocarbon, Inc. (AMEX: MWP)—MarkWest Hydrocarbon announced today that it has entered into a service agreement with Ehrhardt, Keefe, Steiner & Hottman, PC, Certified Public Accountants and Consultants (“EKS&H”) to provide internal audit services.  Under the terms of the agreement, EKS&H will provide these services along with other accounting and consultation services on an as needed basis and will be compensated for actual time and expenses.

“EKS&H will provide another key resource in our ongoing efforts to strengthen our accounting, controls and financial reporting processes,” said Frank Semple, President and Chief Executive Officer. “I am also pleased to announce the addition of Richard Ostberg to our senior management team.  Richard, as the Vice President of Compliance, will manage the EKS&H engagement and also be responsible for our Sarbanes-Oxley 404 compliance program.  He and his team will also provide key support for our back office integration project and corporate development due diligence processes. “Richard comes to us with a very strong technical background in accounting, auditing and compliance developed in his former positions including those with Black Hills Corporation where he spent four years, most recently as Vice President and Controller of Black Hills Energy, the company’s non-regulated energy operations.”

Prior to Black Hills, Ostberg spent four years with Pacific Minerals, Inc, the operator of the Bridger Coal mine and spent eight years with Deloitte & Touche in their audit practice, including two years consulting from his national office assignment in Washington DC.

“These enhancements to our accounting, control and compliance capabilities reinforce our continued focus and commitment to rapidly improve the accuracy and efficiency of the financial reporting required by the SEC and expected by our shareholders,” said Semple.  “We have obviously missed the mark on these requirements over the past several quarters and this has become my overarching priority for our ongoing business.  The issues involved in filing the MarkWest Hydrocarbon prior year financial statements and current year 10Qs have required complicated accounting analysis and the process has clearly been more complex than originally anticipated.  However, we are continuing to work diligently with our present and former outside auditors’ local and national offices to complete the review and filing of these financial statements and to also meet the AMEX requirements.

We are intent on continuing to strengthen our organizational capabilities and implementing the changes required to avoid future accounting and financial reporting problems.  We are deep in the process of an intensive search for a new chief accounting officer.  As we continue to grow our business it is essential that our accounting and financial reporting functions receive a high level of focus and support.  For that reason the new CAO will report directly to me.  Both the board of directors and I are committed to measurable improvement and we will continue to provide updates as to our progress.”

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly-traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, and our Forms 10-Q, as filed with the SEC.